EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors

Lightwave Logic, Inc.

We hereby consent to your incorporation of our audit report relating to the financial statements of Lightwave Logic, Inc. as of and for the years ended December 31, 2013 and 2012 and for the period from January 1, 2004 (inception of development stage) through December 31, 2013, and the reference to us under the caption "Experts" in the Registration Statement on Form S-1 of Lightwave Logic, Inc. dated September 9, 2014.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania

Date: September 9, 2014